AMENDMENT NO. 7

TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 7 dated as of January 14, 2014 (this “Amendment”), is entered into by and among TORTOISE MLP FUND, INC., a Maryland corporation, as the Borrower (the “Borrower”) each Lender party hereto, and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (the “Administrative Agent”).

RECITALS

A.    The Borrower, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of September 24, 2010 as amended pursuant to that certain Amendment No. 1 thereto dated as of January 13, 2011, that certain Amendment No. 2 thereto dated as of March 11, 2011, that certain Amendment No. 3 thereto dated as of September 23, 2011, that certain Amendment No. 4 dated as of June 18, 2012, that certain Amendment No. 5 thereto dated as of June 17, 2013 and that certain Amendment No. 6 thereto dated as of December 20, 2013 (as so amended, the “Credit Agreement”).

B.    The Borrower, the Lenders and the Administrative Agent have agreed to certain amendments to the Credit Agreement.

C.    The Amendment is subject to the representations and warranties of the Borrower and upon the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:

SECTION 1.    DEFINED TERMS.    Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

SECTION 2.    AMENDMENTS.

2.1    Article VI of the Credit Agreement is hereby amended by adding a new Section 6.16 to such Section to read in its entirety as follows:

“6.16 Asset Coverage Compliance.    As of the end of each month during the Availability Period, regardless of whether the Borrower has incurred new Indebtedness, the Borrower shall maintain an “Asset Coverage” (as defined in Section 18(h) of the 1940 Act), equal to or greater than the requirements of the 1940 Act as if the Borrower had incurred new indebtedness as of such date. In addition, at no time shall Borrower’s “Asset Coverage” (as defined in Section 18(h) of the 1940 Act) of senior securities representing indebtedness be less than 200%. Borrower will include in each Borrowing Base Certificate required hereby a calculation of the “Asset Coverage” demonstrating compliance with this Section 6.16 in form and substance satisfactory to the Administrative Agent.

2.2    Section 8.01(b) of the Credit Agreement is hereby amended by amending and restating such Section in its entirety to read as follows:

“(b)    Specific Covenants.    The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15 or 6.16 or Article VII; provided that with respect to any failure to perform or observe Section 6.02(b) such failure shall continue for 5 days from notice by the Administrative Agent; or”

2.3    Schedule 2.01 of the Credit Agreement is hereby amended by amending and restating such Schedule in its entirety to read as set forth on the Seventh Amended and Restated Schedule 2.01 to this Amendment. Concurrently with this Amendment becoming effective the Borrower shall prepay the Committed Loans outstanding on the date of this Amendment to the extent necessary to keep the outstanding Committed Loans (A) from exceeding the Aggregate Commitments as amended hereby and (B) ratable with the revised Applicable Percentages as set forth on the Sixth Amended and Restated Schedule 2.01. The Borrower may request Loans to fund required prepayments; provided that such Loans shall not exceed the Aggregate Commitments as amended hereby.

SECTION 3.    LIMITATIONS ON AMENDMENTS.

3.1    The amendments set forth in Sections 2 above are effective for the purposes set forth herein and will be limited precisely as written and will not be deemed to (a) be a consent to any other amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (b) otherwise prejudice any right or remedy which the Lenders and the Administrative Agent may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (c) be a consent to any future amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document.

3.2    This Amendment is to be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived, are hereby ratified and confirmed and will remain in full force and effect.

SECTION 4.    REPRESENTATIONS AND WARRANTIES.    The Borrower represents and warrants to the Lenders and the Administrative Agent as follows:

4.1    Immediately after giving effect to this Amendment the representations and warranties of (i) the Borrower contained in Article V of the Credit Agreement and (ii) each Loan Party contained in each other Loan Document shall be true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

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4.2    Immediately after giving effect to this Amendment, no Default or Event of Default exists.

SECTION 5.    EXPENSES.    The Borrower agrees to pay to the Administrative Agent upon demand, the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which the Administrative Agent may incur in connection with the preparation, documentation, and negotiation of this Amendment and all related documents.

SECTION 6.    REAFFIRMATION.    The Borrower hereby reaffirms its obligations under each Loan Document (as amended hereby) to which it is a party.

SECTION 7.    EFFECTIVENESS.    This Amendment will become effective as of the date hereof upon:

(a)    the execution and delivery of this Amendment, whether the same or different copies, by the Borrower, each Lender and the Administrative Agent;

(b)    the execution and delivery of an amended and restated notes in favor of The Bank of Nova Scotia and Bank of America, N.A.;

(c)    the delivery of an officer certificate by a Responsible Officer of the Borrower certifying (i) resolutions adopted by the Borrower approving and consenting to this Amendment and the increase in the Aggregate Commitments effectuated hereby, (ii) incumbency, the articles of incorporation, the bylaws and the existence and good standing of the Borrower, and (iii) providing certifications as to no Default and representations and warranties substantially as set forth in Section 4 to this Amendment;

(d)    Payment to the Administrative Agent an upfront fee equal to $14,167.80 for the account of The Bank of Nova Scotia; and

(e)    The delivery of a Form U-1 by the Borrower in form and substance satisfactory to the Administrative Agent.

SECTION 8.    GOVERNING LAW.    This Amendment will be governed by and will be construed and enforced in accordance with the laws of the State of Kansas applicable to agreements made and prepared entirely within such State; provided that the Administrative Agent and the Lenders shall retain all rights arising under federal law.

SECTION 9.    CLAIMS, COUNTERCLAIMS, DEFENSES, RIGHTS OF SET-OFF.    The Borrower hereby represents and warrants to the Administrative Agent and Lenders that it has no knowledge of any facts that would support a claim, counterclaim, defense or right of set-off.

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SECTION 10.    COUNTERPARTS.    This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts will be deemed an original of this Amendment.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

TORTOISE MLP FUND, INC.

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:	Jeffrey P. Yoakum
Title:	Senior Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:
Name:
Title:

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

SIXTH AMENDED AND RESTATED SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage

Bank of America, N.A.	$40,000,000.00	37.383177570%

The Bank of Nova Scotia	$40,000,000.00	37.383177570%

U.S. Bank, National Association	$27,000,000.00	25.233644860%

Total	$107,000,000.00	100.000000000%